REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MAY 26, 2021 / 12:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Dylan Douglas Carden William Blair & Company L.L.C., Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Janine M. Stichter Jefferies LLC, Research Division - Equity Analyst Jay Daniel Sole UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Kelly Crago Citigroup Inc., Research Division - VP Marni Shapiro The Retail Tracker - Co-Founder Matthew Robert Boss JPMorgan Chase & Co, Research Division - MD and Senior Analyst Sarah L. Goldberg Robert W. Baird & Co. Incorporated, Research Division - Research Analyst Susan Kay Anderson B. Riley Securities, Inc., Research Division - Analyst P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch First Quarter Fiscal Year 2021 Earnings Call. Today's call is being recorded. (Operator Instructions) At this time, I would like to turn the conference over to Pam Quintiliano. Please go ahead. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our First Quarter 2021 Earnings Call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our first quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are. Included in the release issued earlier this morning. With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning. It is hard to believe that over a year of earnings calls have passed since COVID first began impacting the world. During that time, we have become stronger, smarter and more nimble, and have discovered new ways of uniting our teams to foster innovative thinking and stay close to our customer. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

First quarter results are evidence of the progress we have made against our key transformation initiatives, which enabled us to report our best operating income since 2008. We exceeded our pre COVID results, delivering significant improvements across key financial metrics on both a 1- and 2-year basis. Sales rose 6% compared to Q1 2019 despite removing 1.3 million gross square feet or roughly 20% of our base over the last 2 years, and experiencing temporary store closures in EMEA during our most recent quarter. In our largest market, the U.S., sales were up 18%, while our global digital revenues grew 81% from Q1 '19 levels. Our gross margin rate was 290 basis points higher compared to Q1 2019, and our operating margin rate rose 1,100 basis points. I am extremely proud of what we have accomplished. We proactively invested in the business, keeping an eye on our longer-term goals. While consumer spending benefited from some well-documented tailwinds, results reflected strong product acceptance driving a substantial reduction in promotions and markdowns. This is further confirmation that our target customer is responding to our unique product, voice and experience across brands, all of which have been significantly refined over the last several years. For the quarter, total company revenues rose 61% year-over-year with similar growth in Hollister and Abercrombie. This was well above our plan for a 30% to 40% increase. And by region, the U.S., which is our largest market, was a standout, with revenues rising 72% on a beat across all brands. Digital, which has been continues to carry 4-wall operating margins above the store channel, remained strong even as COVID restrictions eased and store traffic improved from Q4. For the quarter, digital revenues grew 45% compared to last year to 52% of total first quarter sales. We continued to add new customers in the channel as we leaned in to our digital marketing efforts. Importantly, customer retention is high and spend per customer increased. In addition to our strong digital results, we were pleased to realize improvement in our stores' performance both year-over-year and on a sequential basis. We ended the quarter with approximately 674 of our 731 stores open or 92% of our base with the majority of closures in Western Europe. This compares to 88% of our base opened at the end of the fourth quarter. For the first quarter, global store sales rose 77% compared to last year. We continue to take a balanced approach to our omnichannel product and messaging. Our collections were wear now, trend right and hit the bull's eye for each of our brand's unique edit points. From jeans to dresses to fleece to tees, our kid, teen and millennial customer responded to our latest product. Jeans, which is one of our top sales categories, continued to be a huge win, growing on a 1- and 2-year basis. We leaned into the key women's trends, including higher rise and wider leg silhouettes in ways that were appropriate and differentiated for each of our brands, and we offered them in extended sizes. At Abercrombie, the majority of our new women's jeans styles are selling through at full price. And at Hollister, we've also stepped away significantly from promotional events. She loves the style, quality and fit of our jeans across brands, which allowed us to achieve our best Q1 jeans gross margin rate since the first quarter of 2012. As our customer has been adopting the latest jeans silhouettes, we've been experiencing great full-price tops selling. We are now being viewed as an outfitting destination and recognized for our exceptional value equation across our balanced assortment. We remain disciplined with our inventory commitments while chasing into proven successes where appropriate. We ended the quarter with inventories down 9% to last year on our 61% revenue increase. We pulled back on omnichannel promotions and markdowns, including winter clearance, category-specific and entire site promotions. After many years of hard work, we have made great progress in transitioning our customers away from a wait-for-sale mentality to a buy-it-when-you-see-it one. We are firing on all cylinders and experienced our best Q1 gross margin in over a decade in A&F Women's, Hollister Girls and Kids, Boys and Girls. As a result, our gross profit rate grew by 900 basis points to last year to the highest Q1 level since 2013. At the same time, we've continued to tightly manage expenses while making strategic investments across marketing, technology and fulfillment to support future growth, and the formula is working. In Q1, we expanded our operating margin to over 7%, our best first quarter since 2008. Our results illustrate that we are executing better than ever. We've been on this path for several years and rather than slow our progress, the global pandemic has accelerated change. Q1 speaks to our evolution into a digital-first global omnichannel retailer. We've enhanced our customer and brand experiences through a digital lens, which is how our 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

customers engage with us across social media, our apps, websites and our stores. We've also refined our messaging to speak to our customers authentically on the topics that they care about the most. In February, Hollister introduced its first Black History Month collection with the Academy Group, a great organization that supports and helps unlock opportunities for teens from the most resilient communities. In March, we had our second Annual World Teen Mental Health Day campaign, where we partnered with TikTok stars and mental health podcasts, teenager therapy to host pop-up virtual mental wellness discussions for high school students across the country, including a surprise session from Dixie D'Amelio. At Abercrombie, adults kicked off the quarter with their Black History Month for Justice Collection, a capsule designed by our BIPOC associates that spoke about racial equity in their own words. This was launched with our partners at the Steve Fund, who do amazing work devoted to the mental health and emotional well-being of young people of color and was part of the Abercrombie equity project. For kids in April, we launched the second season of our successful social content series, The Kind Crew, which appears on Nickelodeon's YouTube channel. In line with last year, the purpose is to inspire others to lead with kindness and help to make the world a more kind, accepting and compassionate place. Turning to brand-specific performance. We continue to be pleased with results at Hollister, which includes Gilly Hicks, where our global teen customer remains highly engaged. We drove higher average transaction value on strong AUR growth. For Hollister girls, dresses, fleece tops, knit tops and bottoms were standouts. Our guys continue to live in soft and cozy product, including sweatpants. For both guys and girls, we realized significant sales improvement in jeans. By channel, digital revenues grew roughly 35% over last year, while stores experienced sequential improvement as more restrictions were lifted. A key driver of Hollister's success has been its on-target marketing. In February, we kicked off a partnership with flighthouse to launch our Hollister TikTok channel and introduced a new group of jeans-focused influencers, which helped solidify our jean business even further. In April, we hosted our first Fortnite gaming challenge with Mission Control. At Gilly Hicks, momentum continued to build with total sales up approximately 90%, including roughly 100% digital growth from the prior year. Customers responded well to lounglette match-backs, sleep, underwear and our active collection, Gilly Go. We're excited about Gilly's future, and will share more with you throughout the year on how we will continue to thoughtfully scale. Moving on to A&F adult. Fashion newness resonated with our evolution to a more modernized version of the brand continuing to gain traction. As a result of phenomenal products acceptance across genders, we achieved strong full-price sell-throughs. Women's, in particular, truly had a breakout moment, the kind I have rarely seen in my 30-plus years as a merchant, achieving its best Q1 revenue since 2008 and the third largest Q1 in brand history. Success was broad-based across categories, including jeans, dresses, intimates and swim. And for men's, jeans, shorts and swim were all well-received. By channel, digital sales grew approximately 60% over last year, and there was sequential improvement in store sales. At Abercrombie Kids, we experienced roughly 25% digital growth and a sequential improvement in store traffic. Our assortments stayed true to our Play is life motto and the customer responded. Popular categories included boys' and girls' shorts, girls' knits and swim and boys' sweatpants. Turning to marketing. At adults, we focused on being there to [outfit] our customer for all their activities, including travel, going out and spring and summer celebrations. We have been nimble and anticipatory of their needs, and our campaigns have reflected that, successfully targeting our 20- to 30-year-old customer with first and new product and messaging. We built on our social media momentum, leveling up our partnerships with creators on TikTok and Instagram to promote our denim, softAF, men's essentials and spring fashion collections. We also completed our social media denim model casting call. Response was great, and the campaign will roll out later this year. The power of social selling is clearly a key theme for us and one that we are actively leaning into across brands. It's helping us identify those new and first trends are happening faster than ever, especially with the ubiquity of platforms like TikTok. It's also allowing us to stay super close to and communicate with our customers in real time. The recent launch of our latest brand, Social Tourist, is a great example of our commitment to being 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

an innovator and at the forefront of this shift in consumer behavior. It also encapsulates how much we have evolved and how we are thinking about our brands and our consumer differently with an eye towards the future. As our customer continues to shift to digital shopping and exploration across social channels, it made sense to introduce a brand inspired by that world and by the experiences of 2 of the biggest social media stars, Charlie and Dixie D'Amelio. Social Tourist has taken our already successful relationship with Charlie and Dixie, who, combined, have over 250 million followers across social media platforms to the next level. It is a groundbreaking, multiyear exclusive apparel agreement that has the sisters working side-by-side with our design teams, creating aspirational top of the fashion pyramid product that speaks directly to Charlie and Dixie's digitally led lifestyle. Working with the D'Amelios has just been amazing. And the departure from our other brands, the majority of product will live online with select SKUs available in Hollister stores. There will be limited edition monthly drops that are bought to create excitement and buzz and to sellout. With Social Tourist, we've tapped into the power of social selling in a new and unique way and are positioning ourselves as a leader in the space. We've been very pleased with reception to the brand since it was introduced on May 6. Thus far, Social Tourist has hit over 85 million estimated impressions, including over 25 million views of the brand video. The brand will also be featured in D'Amelio family's new series, the D'Amelio Show, which is coming soon to Hulu. We're extremely excited about the long-term opportunity and view the brand as another growth vehicle. We also believe we'll provide a halo for Hollister, offer insights into up-and-coming teen-oriented trends and help inform our social strategies. As we've nurtured our established brands and our growth vehicles, we remain laser-focused on our transformation initiatives, which were first introduced at our 2018 Investor Day. Global store network optimization remains one of our top priorities. Aligning square footage with digital penetration is the single most [important] (added by company after the call) lever to long-term operating margin expansion. Looking ahead, we will continue to transition away from larger format locations to smaller, more intimate omni-enabled ones. In London, we closed our Abercrombie flagship on Savile Row last year and are set to open a significantly smaller store on Regent Street, where more of our local customers shop. [This location has better economics, is in our updated prototype and is a more accurate representation of the brand, and we cannot wait for customers to see it] (corrected by company after the call). In addition to global store network optimization, we also remain committed to our other transformation initiatives, including investing in digital and omnichannel capabilities, increasing the speed and efficiency of our supply chain and evolving brand positioning while improving customer engagement, and will update you on each throughout the year. Before I turn it over to Scott, I want to take a moment to discuss our thoughts on the health of the consumer. In the first quarter, the U.S. benefited from government stimulus, a mini back-to-school season and easing of COVID restrictions. Internationally, there was the reopening of certain markets, although many large countries remained closed. As we think about Q2, we expect to realize benefits from the further lifting of COVID restrictions and, hopefully, a reopening of key countries in Western Europe. Thus far, our momentum has continued quarter-to-date. As more countries and states begin to open, we look forward to further engaging with our global customer base and are cautiously optimistic that we will see a more normal back-to-school and back-to-ball period compared to last year. And while we hope it all goes smoothly, we're not walking away from this past year's key learnings and disciplines. We will continue to expect the unexpected and will quickly pivot no matter what may come our way. I'm excited about the future and more confident than ever in our ability to drive sustainable, long-term operating margin expansion. And with that, I will turn it over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran, and good morning, everyone. As we lap the start of COVID, we will be providing comparisons to both last year and to Q1 2019 where applicable. Due to temporary COVID-driven store closures, we do not plan to disclose comparable sales this year. Now on to Q1 results. In the quarter, we delivered net sales of $781 million, up 61% to last year as we lapped the onset of the pandemic and associated widespread temporary store closures beginning mid-March 2020. On a 2-year basis, sales were up 6% as compared to Q1 2019. We 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

continued to experience strong digital demand across brands with 45% digital sales growth to last year and 81% growth from Q1 2019. Global digital sales for the quarter were $403 million or 52% of total sales. By brand, net sales increased 62% for Hollister, which includes Gilly Hicks; and 60% for Abercrombie, which includes Kids. As compared to Q1 2019, net sales increased 3% for Hollister and 11% for Abercrombie. By region, net sales in the U.S. were up 72% and 18% on a 1- and 2-year basis, respectively. As a reminder, we ended 2020 with a significantly transformed business model and had roughly 130 fewer stores and over 20% less square footage in our U.S. store base this quarter as compared to Q1 2019. The reduction in square footage was purposeful and continued our multiyear efforts to optimize our global store square footage to align with growing digital penetration. In EMEA, sales rose 41% on a 1-year basis and were down 9% on a 2-year basis. Results continued to be adversely impacted by COVID-related restrictions and temporary store closures in Western Europe, with nearly 60% of our European store base closed for the majority of the quarter. As the U.K. has recently opened, we've experienced an uptick in trend. In APAC, sales were up 42% to last year and down 30% to Q1 2019. Throughout the quarter, we saw COVID-related restrictions in Japan. In China, we continued to build out our local teams and reset the foundation to enable long-term growth. We are committed to the APAC region and are following the successful playbook we put in place in the U.S. and EMEA. In the U.S. and APAC, we saw sequential store traffic improvements over Q4, while EMEA levels were consistent with Q4 as lockdown and closures continued. Globally, we realized sequential improvements in conversion and average transaction value. As of yesterday, 95% of our stores were fully open with 36 stores closed, 22 of which are located in Germany and are only open for shopping by appointment. Moving on to gross profit. Our rate of 63.4% was up 900 basis points to last year and 290 basis points to Q1 '19, driven by higher AUR across brands on reduced promotions and markdowns. As a reminder, last year's gross profit rate included approximately 300 basis points of inventory write-down charges, primarily as a result of COVID and the unexpected store closures. Inventories remain tightly controlled and are current ending the quarter down 9% to last year. I'll now cover the rest of our Q1 results and on an adjusted non-GAAP basis. Excluded from our non-GAAP results are $3 million and $43 million of pretax asset impairment charges for this year and last year, respectively. Operating expense, excluding other operating income, was up 2% as compared to last year, while operating expense as a percentage of sales decreased to 55.9% from 88.6%. We've made great progress on our cost base and are seeing the benefits. Stores and distribution expense decreased 2% compared to last year and 11% on a 2-year basis, reflecting significant savings in store occupancy related to square footage reductions, partially offset by increased shipping and fulfillment expenses on digital growth. This is the formula we have been discussing for the past couple of years, and we are pleased to see it play out. Marketing, general and administrative expenses rose 12%, primarily driven by increased performance-based compensation and digital media spend, partially offset by lower noncustomer-facing controllable expenses and in-store marketing costs. We delivered operating income of $60 million compared to an operating loss of $166 million last year. As Fran noted, this is our best first quarter operating income and operating margin since 2008. The effective tax rate was approximately 13%. Net income per diluted share on an adjusted non-GAAP basis was $0.67 compared to a net loss of $3.29 last year, which reflected adverse impacts related to valuation allowances on deferred tax assets and other tax charges of $1.45 per diluted share. As a reminder, we exited fiscal 2020 in a strong financial position with cash and cash equivalents of $1.1 billion and total liquidity of approximately $1.3 billion. This enables us to make investments to fuel sustainable growth and to deploy excess cash strategically. On the latter, during Q1, we finalized an agreement with our Soho New York Hollister flagship landlord to settle all remaining obligations related to the store, which we closed in Q2 2019. Prior to this agreement, we had roughly $80 million of payments remaining through fiscal 2028. With the agreement, we received a discount to accelerate payments, resulting in a cash outflow of approximately $64 million. The settlement served to reduce our operating lease liabilities by approximately $65 million, resulting in a $900,000 gain and eliminated all future cash obligations related to this location. As a result of the settlement, we will avoid incurring interest expense of a total of approximately $3 million for the rest of 2021. Looking ahead, we will continue to search for ways to deleverage the balance sheet where the economics work. During the quarter, we also resumed our share buyback program, repurchasing approximately 1.1 million shares for $35 million. As of the end of Q1, we had approximately 8.9 million shares remaining under our previously authorized share repurchase program. We are committed to putting our excess cash to work and will continue to focus on buybacks, pending market conditions, share price and our ability to accelerate investments in the business. We expect fiscal 2021 CapEx to be approximately $100 million with about half of that related to digital and technology. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

Taking a moment to discuss our omnichannel philosophy. As we evolve our model, the line between stores and digital continues to blur. We believe that stores are a critical part of the omnichannel brand experience and remain committed to investing in smaller omni-enabled locations that better serve our local customers. This includes restarting our store remodel program and delivering more off-mall formats in the future as we continue to meet our customers where they shop. This year, we have roughly 250 leases up for renewal. We look forward to having thoughtful conversations with our landlord partners to find stores that are the right size, right location and right economics. I'll finish up with how we are approaching the remainder of the year. We will put some of the cost savings realized in 2020 back to work in customer-facing areas to fuel growth opportunities. Reflecting ongoing global uncertainty, we will continue to conservatively manage inventories to position the business to chase, optimize our DC capacity for digital demand and tightly manage expenses. We are not providing an outlook for the full year. Consistent with our comments last quarter, we are planning to make progress recouping COVID-driven sales losses, and the year is off to a great start. For gross profit rate, we will continue to manage inventory tightly with a goal of maintaining and potentially building on 2020 progress, keeping in mind we are likely to see cost headwinds for the remainder of the year. For OpEx, we will manage tightly and focus on using a portion of our occupancy savings to fund increased fulfillment, marketing and digital investments. For the second quarter, we are planning as follows: net sales to be at or above 2019 level, which was approximately $841 million. We do not expect an increase in government-mandated store closures from today's levels and are awaiting full clarity on when remaining countries in EMEA will fully reopen. Our plan also reflects the expectation that we will continue to successfully manage through ongoing supply chain constraints and labor shortages. Gross profit rate is to be up at least 200 basis points from 60.7% last year. We remain cautiously optimistic in our ability to drive AUR improvements through lower promotion and clearance activity and to realize potential FX benefits. This should be partially offset by elevated product costs. Operating expense, excluding other operating income, to be up 15% to 20% to last year's adjusted non-GAAP level of $404 million, reflecting lower occupancy, offset by the reversal of certain 2020 COVID-related savings, higher fulfillment costs and higher marketing, payroll and digital project spend. With that, operator, we are ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And we will begin with Dana Telsey with Telsey Advisory Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer And congratulations on such nice progress. On the product side, Social Tourist is very exciting. I've already had two 15-year-olds like rage about it in terms of the excitement there. What are you seeing for that brand? And what are you seeing in each -- in Hollister and Abercrombie and men's and women's? Will it be as big a denim back-to-school season as we're all expecting it to be? And then, Scott, can you just unpack expenses, port congestion or labor costs, how you're planning for those expense elements? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning, Dana. So we are also incredibly excited about Social Tourist. I mean it truly is a groundbreaking opportunity for us and for the industry, frankly. To partner with Charlie and Dixie D'Amelio, two of the largest influencers out there in social media today with over 250 million followers is an incredible partnership. I think you know that partnership with them started back in '20 and back-to-school. And the work that we've done with them has been successful from that point forward. So we thought what better time than now, coming out of COVID, coming out of 2020, 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

a stronger, faster, smarter company to kick off a new brand. What we've seen so far, 25 million views just on their brand video, 85 million impressions. So as you know, it just launched. We will update everybody throughout the year on the excitement, but so far, lots of excitement around the brand. Regarding denim, we are in an exciting denim trend. It started probably within -- about a year ago when we saw this shift both from a rise perspective as well as from a leg perspective, and the consumer is responding quickly. It's funny today with TikTok, one of the leading influencers of fashion out there, as soon as the kids and the young millennials saw this shift, they were excited to get out there and buy these new denim choices. So we believe across both brands, back-to-school at Hollister, and we call it back-to-fall for the millennial customer for Abercrombie, we see denim opportunity. And with that, I'll give it to Scott to go through the... Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Okay. I will unpack some expenses here. So on the first one, port congestion and transportation cost, yes, there is definitely inflation here, pretty much in every mode and channel and also some delays on top of that getting product in. We have an amazing supply chain team, and they are doing everything they can to use pretty much every tool in the toolkit to enable us to get our product here at the best cost. But we do expect to see inflation there in the product cost on the transportation side but also on the commodity side as we've seen cotton prices tick up. It's just going to put more importance on the AUR side of the business. It's going to enforce us to deliver amazing product, which is what we try to do every day and also keep our inventories in line so that we can deliver a great AUR to offset some of these costs. On the labor side, we are seeing some labor inflation. There's always inflation with labor as rates go up each year. We are seeing some shortages in certain markets around the country. Our store teams are managing that on a case-by-case basis, a city-by-city basis as well as the ongoing inflation we've seen in the distribution center. So more inflation. It's booked into our outlook, and it's something that we feel we can lap. And the great thing is with all the progress we've made around store occupancy, we can absorb some of these shocks to the system in the near term. Operator We'll now move to our next question that will come from Paul Lejuez with Citi. Kelly Crago - Citigroup Inc., Research Division - VP This is Kelly Crago on for Paul. Just curious if you could provide any color on 2Q trends and whether you're seeing acceleration in trends versus the first quarter. And any chance you could provide more color on how the brands did in the U.S. versus international? Obviously, performance for both brands is impressive. Just curious if Hollister's underperformance versus A&F has something to do with their store closure in Europe where there were store closings. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Kelly, it's Scott, I'll kick this one off. So thinking about the acceleration in Q1, so great business in Q1, have seen that momentum continue here into Q2. I won't give numbers per se on Q2, but just would say that it's given us the confidence, even though May is the smallest month of the quarter, to put a target out there for Q2 that is at or above 2019 levels, which is a good thing because as coming into this year, we were all wondering in this company, I'm sure in others, when we're going to get back to those 2019 levels, so good progress here. The brands in the U.S., both brands performed quite well in the U.S. in Q1, really outperformance 18% up versus Q1 2019 was just stellar. And really all the work that we've done around the product and the marketing really came through as the customer started coming back out here in Q1. Thinking about Europe, continues to be very lumpy. In Europe, I would say, some countries have reopened. As those countries were closed, we really shifted to digital, kept that inventory moving and saw some nice results on the digital side. Have seen nice acceleration as countries reopened. There's definitely some pent-up demand out there but still lacks some clarity. Germany is a big country for us, and we still have a chunk of stores 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

that are shopped by-appointment only. So it will be nice to see those stores get open and stay open. Hopefully, that will happen here in Q2, but in the meantime, we'll just read and react. Kelly Crago - Citigroup Inc., Research Division - VP Got it. And just curious with the strength in margins you're seeing this year. How are you thinking about the long-term margin opportunities since it seems that you could exceed your sort of 6% EBIT margin target this year? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, we -- getting back to that 6% margin target out there, we remain committed to that target. We obviously took a little pause last year on our progress with COVID, but we're excited to get back on track. And the great thing about last year is though even though we lost a big chunk on the top line, we made great progress on controlling what we can control, which is the expense side of the business and the inventory side of the business. The inventory enabled us to expand gross margins last year and again into Q1. And the expense side really set up for a great flow-through that you saw there in Q1. So we're confident that as we move forward and we can get that top line coming back to those 2019 levels and keep that gross margin where it is. AURs up but offsetting some of those costs that are coming at us, we have the right cost base to have a great flow-through and hopefully deliver that. Not giving a full year outlook at this point, just Q2, but we remain on track. Operator Susan Anderson with B. Riley has the next question. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - Analyst Nice job on the quarter. Nice to see the strong sales there. I'm curious how you're thinking about back-to-school this year. As kids get back to school and then cycling of virtually no back-to-school last year, are you planning that to start off in July this year? And then also, are you expecting to see a benefit as the child tax credit rolls out? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning, Susan. So we are looking forward to a more normalized back-to-school this year, but we're still waiting to hear, obviously, from a lot of states, on whether or not that is actually going to happen. So we're continuing to be cautiously optimistic about the back half. We're continuing to really take those disciplines that we learned from last year on managing our inventory tightly. We can react very well to our business. We're working still weekly with the team to read and react to what's happening and be able to chase the business, which is an amazing place for us to be. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, I'll grab the child tax credit rollout. Hopefully, we'll see a bit of an impact on our business. We do have a younger -- we tilt to the younger side of the spectrum on the customer base. Looking back to Q1, we feel like we saw an impact positively on our business from stimulus. Hard to value that and put a number around it. But if we continue to see that and the child tax credit does roll out, hopefully, we'll see that as back-to-school is happening all at the same time. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

Susan Kay Anderson - B. Riley Securities, Inc., Research Division - Analyst Great. And then just to follow up on inventory. It sounds like you're still planning very conservatively. Should we expect that to be down also the rest of the year? And then just if you could talk about your expectations around the promotional environment as we kind of go throughout the year if you're expecting that to remain very lean and rational. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. I mean as far as inventory goes, as I had mentioned, we are going to plan lean inventory. We have learned that there's a real pivot happening in our industry, and it's very exciting. That's the supply and demand is proving out, that we can grow our margins and get higher AUR for our products. So we will continue to be lean. The best news is that we can chase the business. We've got a very agile supply chain. We produce in 17 countries around the world, and the team is very agile and being able to respond -- my voice here, sorry. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll grab the promotional part. The promotion environment has been good. You can see that across the industry, which is exciting, but you still have to have great products, and keeping the inventory in line is very necessary to make that happen in the future. We'll see what happens in the future. We're going to play our hand, that's for sure. We're going to deliver great product, have awesome marketing campaigns and keep our inventory in line, and that puts us in control of our promotional cadence, and that's how we're going to plan it. To your first question there around inventory, it's really all connected. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sorry about that. Before our next question, operator, I guess there's been some incoming questions about Gilly Hicks. Gilly Hicks was up 90%. There was some confusion that they thought, I said 9% but it was up 90%. Operator We'll now move to the next question from Jay Sole with UBS. Jay Daniel Sole - UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Great. I guess my question is just on the margins, the -- just curious about the sustainability of the EBIT margin in Q1. I mean the guidance for Q2 suggests the EBIT margin will get close to where you did in Q1. And then typically, the second half of the year, the EBIT margin seasonally are higher than Q1. And I guess my question is really, how do we think about the EBIT margin in the second half of the year given what you've delivered in the first half of the year? And I guess, Scott, specifically on the SoHo Hollister store, was that -- what was the profitability of that store? Was that a negative profitability store? Any color on that would be also appreciated. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll kick off SoHo. So that store was a drag. We closed that store. We went dark in that store back in Q2 2019 but we still had a rent stream going forward. And so it was nice to put some cash to work. We had the excess cash on our balance sheet to be able to pay off that lease liability in full at a discount. So it's good to get that out of the cash flow base and off the liability side of the ledger. As we think about EBIT margins for the second half, we're not talking about the second half at this point. We're only going to focus on Q2 and our outlook. But to your point around sustainability, that's really what we've been trying to do as a company for the last 3 years, reduce occupancy expense, reduce the fixed side of that expense as our customer continues to shift over to the digital side, which brings along much more variable. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

And so with last year's store closures and rent negotiations, we've taken out $100-plus million of store occupancy versus 2019 levels, which should enable us to have more consistent operating margins go forward if, and it's a big if, if you can keep getting that top line and keep good stable gross margins. So that's the formula that we're working with and good progress on Q1. The outlook that we've laid out there for Q2 puts us in that same range. So that's what it's all about for us, closing the gap to some of our peers, which we've owed our investors for a long time. Operator Matthew Boss with JPMorgan has the next question. Matthew Robert Boss - JPMorgan Chase & Co, Research Division - MD and Senior Analyst Great. And congratulations on the improvement across both brands. Maybe, Fran, could you just speak maybe on that topic to the balanced strength that you're seeing across both of your brands that, with that, the merchandising and marketing initiatives that I know over the past few years that you've put in place to really differentiate the concept? And then as we look forward, how best -- or is there any way to think about the market share opportunity that you see? And just where do we go from here? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. So let's take that back to the start. So it is pretty exciting to see that we are -- that we have strengthened in all of our brands today and across genders. The balance that we're seeing in our business is super exciting. And it is a result, to your point, Matt, of a lot of years of hard work and really setting each of the brands on their own path. So where we have Abercrombie resonating, it's a really modern new version of the brand, and it's resonating with that young millennial and appealing to their lifestyle. That, coupled with the voice and the experience, as we like to say, when those things come together, we see a true win. The women's business, particularly, is just a complete industry standout. It's just fantastic what's happening in that business. She is responding to everything from our 96 Hour Collection, which is more about cozy stay-at-home to dresses, which are just terrific. So she's getting ready to also to go out. So we're providing her, candidly, with a balanced assortment, and it's appealing to each part of her lifestyle. In Hollister, again, product voice and experience coming together. Both girls and boys are resonating. The girls business as well has a nice dress business happening. So she's obviously getting ready to go out and see the world again. And denim, denim across both brands and across all genders has been strong. Lots of exciting things that are happening within denim. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. Let me grab the second part here on market share. We do feel like we have a market share opportunity across our brands. When you think back to where we peaked in sales back in 2012, we've ceded margin within the industry to other apparel retailers, but we've also ceded it outside the industry to technology and experiences and things like that. So we do have an opportunity to go grab share. The grab share is about delivering amazing product and an awesome marketing message. We have built that marketing muscle over the past couple of years, and we feel great about how each of our brands, all of our brands, are positioned from a marketing perspective. The things we're doing on social media, very innovative. Social Tourist is just a more recent example of that. So we think that the combination of that product, voice and experience, is the right formula. If we can deliver it, we can go get share. Operator Janine Stichter with Jefferies has the next question. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst Congrats on the progress. I wanted to ask a bit about marketing. It seems like you're definitely earning a return on the spend there. I'm wondering if there's any way to quantify the higher spend this year, and maybe talk a little bit about the plans. It sounds like a lot of it is going towards digital but maybe any more color by brand or channel? And then also want to ask about pricing. AUR is obviously very strong. Wondering if you've taken price up at all on like-for-like product. And if not, if that's something you would consider just as we start to get the hit from some of these raw materials costs coming in. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, we're going to start that one backwards, Janine. We're going to start with the pricing. We are actually very comfortable with our product pricing across all of our brands. What's super exciting is that what we've talked about for years is being able to reduce our discount to ticket and being less promotional, and that's really what we're seeing out there. So we're -- again, we're pleased with our ticket pricing and very happy to see that we've been able to reduce a lot of the promotions. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Back to the marketing. This is an area of investment for the company. We will be above last year and also above 2019. Like I just mentioned in the last one, we have built great marketing teams, and each brand is very dialed into how they're marketing to their direct customer. So as we think about spending plans going forward, we're kind of -- we're a test-and-learn culture here. We continue to test different opportunities across the marketing spectrum, across digital channel -- different digital channels and platforms. And we're excited about the returns we've seen, and we're going to continue to fuel that top line growth with more marketing. Operator We will now take a question from Mark Altschwager with Baird. Sarah L. Goldberg - Robert W. Baird & Co. Incorporated, Research Division - Research Analyst This is Sarah Goldberg on for Mark. It's been great to see the high level of engagement behind the Social Tourist launch. Two questions there. How are you thinking about the incrementality of this brand versus the current offering at Hollister? And then are there any differences in terms of gross margins or overall profitability we should be mindful of, given the new collaboration structure? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. I mean, the way that we look at Social Tourist is it's creating a really exciting halo for the Hollister brand. What we saw, we started to partner with Charlie and Dixie early last year. We saw them bring in a new customer base for us. They tend -- the girls tend to have a more forward -- we talk a lot here about the trend pyramid. So they're a little bit more top of the pyramid and a little bit more advanced than our customers today. So a lot of what they will be doing will be showing new trends a little bit earlier on. We can then take that information and apply it to our Hollister brand. So there's lots of exciting angles with working with Social Tourist, and these girls are very close to this Gen Z consumer, as are we. They've learned a lot from us. We've learned a lot from them, and that's how we're going to continue to look at it as we move forward. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO On the financial side of it, the gross margin is relatively consistent with the other brands. And when we think about the operating margins, there'll be a bit of a startup cost here as we continue to ramp that up from 0 this year. So there'll be -- it'll be less of an operating margin generator than the other brands. But like Fran just mentioned, the halo that we expect to see around the Hollister brand should be a good benefit. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

Operator And Janet Kloppenberg with JJK Research Associates has the next question. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Congratulations on the strong improvement. I got on a little bit late, Scott, so forgive me. But can you talk about , Scott, traffic levels? What you're seeing there month-by-month and how that may change your view on digital gains as we go forward, and some of the puts and takes on margin associated with that mix change? And also, I was wondering about the strong full-price selling, Fran, and if you thought that maybe some price increases could take place given how much your product is resonating. And just lastly on Gilly, what do the margins look like there? And could that be a spinoff concept? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO So start with the beginning, yes. All right. So store traffic levels by month, not going to get into the details by month. But what I would say is that store traffic remains negative as we look back to 2019 and obviously positive versus 2020 since they were barely open. But it is, kind of is what it is. The economy is reopening slowly, faster in some places. You see a pretty much of a very scattered response across the U.S. and Europe, and that's fine. Does not change our view at all on digital gains. Our customer is a digital-first mindset. They're on the younger side of the age group. So everything starts on digital and sometimes it ends in the stores and sometimes it ends online. So no change there. As we think about margins, for us, the formula has been, as the customer continues to shift online, we need to pay less rent and have less store expense if they're not there. So that's a lot of the work that we had done last year. We saw that play out here in Q1. So longer term, no change in our thinking about that balance. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And regarding -- I think the question was full-price selling and taking prices up. So regarding full-price selling, as we've mentioned, we could not be more excited about the product acceptance that we're getting from our consumer. It really speaks to 2 key things: the right product and then this opportunity to really manage our inventory much tighter than we ever had in the past. So we are not looking to currently raise our prices. What we've been able to do is reduce our promotions and our discounted ticket. And that has really been something we've been working on and trying to get to for quite some time. So it's been exciting to realize that. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO And on Gilly Hicks, the last piece, margins have been improving, which is great. We've built a great team within Gilly Hicks. They're expanding the assortment. And with that assortment expansion, we've seen margins come up, which is good. A spin-off concept, we're not thinking about it that way at this point. We think it's a nice growth vehicle, and we're putting the resources behind that from people and from a marketing side as well as the assortment in inventory like we just talked about. So we look at that as a growth vehicle for the company, and we'll focus on it that way. Operator We'll now hear from Marni Shapiro with Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Congratulations, everybody. The stores have looked absolutely fantastic. I have a couple of product questions, if you wouldn't mind. They're quick short ones. Since restrictions have been eased across the country and in parts of Europe, have you seen a shift in the type of products that are selling? Or has that been pretty consistent through the first quarter? And could you talk a little bit also about your product quality? You guys have 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

always had good product quality. There was a period of time where maybe it got a little bit less at some point, I think even before your time maybe, a while ago. But it's really improved across some of the categories in the stores, especially at Abercrombie, if you could touch a little bit on that. And then just a follow-up on all the Social Tourist commentary, which I'm obsessed with. Is there an opportunity to partner with an influencer or somebody like Charlie and Dixie at the Abercrombie brand? And would you consider that? Sorry for so many. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director That's okay. Let me go back to the first question, starting, have we seen a shift in the product. It's interesting. We have seen an incredible acceleration of our dress business across both brands. But with that said, Marni, we saw a strong dress business throughout 2020 and throughout the shutdowns. So we have seen a shift, but our team is focused on, really, as you know, staying as close as consumer as we can, only understanding what he and she are up to in their lifestyle, and they still need a balance. There's still some work from home. There's -- now they're starting to get out. But I would say that the biggest shift is dresses, was strong, is even stronger now, and that's true for both brands. Thank you on your -- for your comments on quality. When I first got here, that was probably one of the very first initiatives I took on. The brand has -- both brands, Hollister and Abercrombie, had really lost their focus on the quality, which had been inherently part of our legacy and our DNA. We are absolutely back to that commitment. The product that we are putting out there and the value equation that we provide for our consumer is terrific. And we're hearing it from he and she all the time in social media and how much that they're realizing it. So thank you for that. Starting your third question on partnerships. We actually have partnerships across all of our brands. Currently, we have terrific partnerships as an example, in Abercrombie women's. We work with a lot of affiliates that sell our product on social channels. They're introducing a lot of new consumers to our brands through that vehicle. So it is something -- it goes to our real industry-leading social commerce opportunity that we talk about all the time and what we're doing here with social commerce. Marni Shapiro - The Retail Tracker - Co-Founder Would you consider doing a product launch with any of them? Or is it more just the affiliate marketing and things like that? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, at this point, what's working for us is working with them as affiliates, and that's kind of our focus at the moment. Operator (Operator Instructions) We will now hear from Dylan Carden with William Blair. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst Awesome. I was just curious. I appreciate for acknowledging that it might be a little bit early for this question. But just on the retail footprint, you guys have been ahead of the curve there, and you're kind of highlighting some of the combination of those efforts here on this print. Just any commentary about how you're feeling about closures go forward, give and take, between the 2 channels now that you've made a lot of efforts to kind of link them up would just be appreciated. Just sort of appreciate any sort of comments you can provide there. 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I think, Dylan, it is early. We are excited about the progress we were able to make in 2020, as you noted, closing an additional 130-plus stores and really taking that very unproductive square footage out of our store base. We still have an opportunity. We keep 50% of our leases up for renewal over the next couple of years. We keep a very fluid lease stack. Those negotiations candidly haven't started yet for this year. So as we head into the back half of the year and we start those negotiations with our landlord, we'll have more to report at that point. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, just to add on a little bit. As we think about more broadly how the store network plays with digital, it's really about supporting the omnichannel experience in a certain market. And that's really how we look at it, how many stores you need in a particular city or a catchment to drive the total omnichannel business and what size should those stores be. We've been shrinking our stores. You've been on this journey with us for years. We need to continue to do that. We still have some stores that are oversized. So we still have an opportunity to thin out that square footage. But really, when you take a step back, it's about supporting that omnichannel brand experience within each market. Operator And with that, ladies and gentlemen, this will conclude your question-and-answer session for today. I will turn the call back over to Fran Horowitz for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks. So thank you, everyone, for participating in our call today. I hope you all enjoy your summer, and I look forward to speaking with you in August when we report our second quarter results. Operator With that, we will conclude today's conference. Thank you for your participation, and you may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2021, Refinitiv. All Rights Reserved. 14687019-2021-05-26T21:46:32.933 15 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 26, 2021 / 12:30PM, ANF.N - Q1 2021 Abercrombie & Fitch Co Earnings Call